EXHIBIT 10.26
                             AGREEMENT

     AGREEMENT by and between VIVID TECHNOLOGIES, INC., a Delaware corporation (the "Company"), and William J. Frain (the

"Executive"), dated as of the 4th day of June, 1999.

     The Board of Directors of the Company (the "Board"), has

determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued

dedication of the Executive, notwithstanding the possibility,

threat, or occurrence of a Change of Control (as defined below) of the Company.  The Board believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control and to encourage the Executive's full attention and dedication to the Company currently and in the event of any

threatened or pending Change of Control, and to provide the

Executive with compensation and benefits arrangements upon a Change of Control which ensure that the compensation and benefits

expectations of the Executive will be satisfied and which are competitive with those of other corporations.  Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

     NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

     1.  Certain Definitions.  (a) The "Effective Date" shall be the first date during the "Change of Control Period" (as defined in

Section 1(b)) on which a Change of Control occurs.  Anything in this Agreement to the contrary notwithstanding, if the Executive's employment with the Company is terminated or the Executive ceases to be an officer of the Company prior to the date on which a Change of Control occurs, and it is reasonably demonstrated that such termination of employment (1) was at the request of a third party who has taken steps reasonably calculated to effect the Change of

Control or (2) otherwise arose in connection with or anticipation of the Change of Control, then for all purposes of this Agreement the "Effective Date" shall mean the date immediately prior to the date of such termination of employment, or cessation of officer status.

     (b)  The "Change of Control Period" is the period commencing on the date hereof and ending on the third anniversary of such date; provided, however that commencing on the date one year after the date hereof, and on each annual anniversary of such date (such date and each annual anniversary thereof is hereinafter referred to as the "Renewal Date"), the Change of Control Period shall be automatically extended without any further action by the Company or the Executive so as to terminate three years from such Renewal

Date; provided, however, that if the Company shall give notice in writing to the Executive, at least 60 days prior to the Renewal

Date, stating that the Change of Control Period shall not be extended, then the Change of Control Period shall expire three years from the last effective Renewal Date.

     2.   Change of Control.  For the purpose of this Agreement, a

"Change of Control" shall mean:

          (a)  The acquisition by any individual, entity or

     group (within the meaning of Section 13(d)(3) or 14(d)(2)

     of the Securities Exchange Act of 1934, as amended (the

     "Exchange Act")) of beneficial ownership (within the

     meaning of Rule 13d-3 promulgated under the Exchange Act)

     of 20% or more of the then outstanding shares of common

     stock of the Company (the "Outstanding Company Common

     Stock"); provided, however, that any acquisition by the

     Company or its subsidiaries, or any employee benefit plan

     (or related trust) of the Company or its subsidiaries of

     20% or more of Outstanding Company Common Stock shall not

     constitute a Change in Control; and provided, further,

     that any acquisition by a corporation with respect to

     which, following such acquisition, more than 50% of the

     then outstanding shares of common stock of such

     corporation, is then beneficially owned, directly or

     indirectly, by all or substantially all of the

     individuals and entities who were the beneficial owners

     of the Outstanding Company Common Stock immediately prior

     to such acquisition in substantially the same proportion

     as their ownership, immediately prior to such

     acquisition, of the Outstanding Company Common Stock,

     shall not constitute a Change in Control; or

          (b)  Any transaction which results in the Continuing

     Directors (as defined in the Certificate of Incorporation

     of the Company) constituting less than a majority of the

     Board of Directors of the Company; or

          (c)  Approval by the stockholders of the Company of

     (i) a reorganization, merger or consolidation, in each

     case, with respect to which all or substantially all of

     the individuals and entities who were the beneficial

     owners of the Outstanding Company Common Stock

     immediately prior to such reorganization, merger or

     consolidation do not, following such reorganization,

     merger or consolidation, beneficially own, directly or

     indirectly, more than 50% of the then outstanding shares

     of common stock of the corporation resulting from such a

     reorganization, merger or consolidation, (ii) a complete

     liquidation or dissolution of the Company or (iii) the

     sale or other disposition of all or substantially all of

     the assets of the Company, excluding a sale or other

     disposition of assets to a subsidiary of the Company.

     Anything in this Agreement to the contrary notwithstanding, if an event that would, but for this paragraph, constitute a Change of

Control results from or arises out of a purchase or other

acquisition of the Company, directly or indirectly, by a

corporation or other entity in which the Executive has a greater than ten percent (10%) direct or indirect equity interest, such event shall not constitute a Change of Control.

     3.   Employment Period.  Subject to the terms and conditions

hereof, the Company hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company, for the period commencing on the Effective Date and ending on the last day of the thirty-sixth month following the month in which the Effective Date occurs (the "Employment Period").

     4.   Terms of Employment.  (a)  Position and Duties.  (i)

During the Employment Period, (A) the Executive's position

(including status, offices, titles and reporting requirements),

authority, duties and responsibilities shall be at least

commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the 90-day period immediately preceding the Effective Date and (B) the

Executive's services shall be performed at the location where the

Executive was employed immediately preceding the Effective Date or any office or location less than 35 miles from such location.

          (ii) During the Employment Period, and excluding any

periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote his full business time to the business and affairs of the Company and, to the extent

necessary to discharge the responsibilities assigned to the

Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not

significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.  It is expressly understood and agreed that to the extent that any such activities have been conducted by the

Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date, including, without limitation, activities with respect to Vivid Technologies, Inc.,

shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

     (b)  Compensation.  (i)  Base Salary.  During the Employment

Period, the Executive shall receive an annual base salary ("Annual

Base Salary"), which shall be paid at a monthly rate, at least equal to twelve times the highest monthly base salary paid or payable to the Executive by the Company and its affiliated

companies in respect of the twelve-month period immediately

preceding the month in which the Effective Date occurs.  During the

Employment Period, the Annual Base Salary shall be reviewed at least annually and shall be increased at any time and from time to time as shall be substantially consistent with increases in base salary awarded in the ordinary course of business to other peer executives of the Company and its affiliated companies.  Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement.  Annual

Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased.  As used in this Agreement,

the term "affiliated companies" includes any company controlled by,

controlling or under common control with the Company.

          (iii)     Annual Bonus.  In addition to Annual Base

Salary, the Executive shall be awarded, for each fiscal year during the Employment Period, an annual bonus (the "Annual Bonus") in cash at least equal to the average annualized (for any fiscal year consisting of less than twelve full months or with respect to which the Executive has been employed by the Company for less than twelve full months) bonus (the "Average Annual Bonus") paid or payable to the Executive by the Company and its affiliated companies in respect of the three fiscal years immediately preceding the fiscal year in which the Effective Date occurs.  Each such Annual Bonus shall be paid no later than the end of the third month of the fiscal year next following the fiscal year for which the Annual

Bonus is awarded, unless the Executive shall elect to defer the receipt of such Annual Bonus pursuant to deferral plans of the

Company.

          (iv)  Special Bonus.  In addition to Annual Base Salary

and Annual Bonus payable as hereinabove provided, if the Executive remains employed with the Company and/or its affiliated companies through the first anniversary of the Effective Date, the Company shall pay to the Executive a special bonus (the "Special Bonus") in recognition of the Executive's services during the crucial one-year transition period following the Change of Control in cash equal to the sum of (A) the Executive's Annual Base Salary and (B) the

greater of (x) the Annual Bonus paid or payable (and annualized for any fiscal year consisting of less than twelve full months or for which the Executive has been employed for less than twelve full months) to the Executive for the most recently completed fiscal year during the Employment Period, if any, and (y) the Average

Annual Bonus (such greater amount hereafter referred to as the

"Highest Annual Bonus").  The Special Bonus shall be paid no later than 30 days following the first anniversary of the Effective Date.

          (v)  Incentive, Savings and Retirement Plans.  In

addition to Annual Base Salary and Annual Bonus payable as

hereinabove provided, the Executive shall be entitled to

participate during the Employment Period in all incentive, savings and retirement plans, practices, policies and programs applicable to other peer executives of the Company and its affiliated

companies, but in no event shall such plans practices, policies and programs provide the Executive with incentive, savings and

retirement benefits opportunities, in each case, less favorable, in the aggregate, than the most favorable of those provided by the

Company and its affiliated companies for the Executive under such plans, practices, policies and programs as in effect at any time during the one-year immediately preceding the Effective Date, or,

if more favorable to the Executive, those provided generally at any time after the Effective Date to other peer executives of the

Company and its affiliated companies.

          (vi)  Welfare Benefit Plans.  During the Employment

Period, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies

(including, without limitation, medical, prescription, dental,

disability, salary continuance, employee life, group life,

accidental death and travel accident insurance plans and programs)

and applicable to other peer executives of the Company and its affiliated companies, but in no event shall such plans, practices,

policies and programs provide benefits which are less favorable, in the aggregate, than the most favorable of such plans, practices,

policies and programs in effect at any time during the one-year period immediately preceding the Effective Date, or, if more favorable to the Executive, those provided generally at any time after the Effective Date to other peer executives of the Company and its affiliated companies.

          (vii)     Expenses.  During the Employment Period, the

Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive upon submission of appropriate accountings in accordance with the most favorable policies, practices and procedures of the Company and its

affiliated companies in effect at any time during the one-year period immediately preceding the Effective Date or, if more

favorable to the Executive, as in effect at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

          (viii)  Fringe Benefits.  During the Employment Period,

the Executive shall be entitled to fringe benefits in accordance with the most favorable plans, practices, programs and policies of the Company and its affiliated companies in effect at any time during the one-year period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

          (ix)  Office and Support Staff.  During the Employment

Period, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to

exclusive personal secretarial and other assistance, at least equal to the most favorable of the foregoing provided to the Executive by the Company and its affiliated companies at any time during the one-

year period immediately preceding the Effective Date or, if more favorable to the Executive, as provided at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

          (x)  Vacation.  During the Employment Period, the

Executive shall be entitled to paid vacation in accordance with the most favorable plans, policies, programs and practices of the

Company and its affiliated companies as in effect at any time during the one-year period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect at any time thereafter with respect to other peer incentives of the Company and its affiliated companies.

     5.   Termination of Employment.  (a)  Death or Disability.

The Executive's employment shall terminate automatically upon the

Executive's death during the Employment Period.  If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of "Disability" set forth below), it may give to the Executive written notice in accordance with Section 12(b) of this Agreement of its intention to terminate the Executive's employment.  In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the

Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties.  For purposes of this Agreement, "Disability" means the absence of the

Executive from the Executive's duties with the Company on a full-

time basis for 180 consecutive business days as a result of

incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative (such agreement as to acceptability not to be withheld unreasonably).

     (b)  Cause.  The Company may terminate the Executive's

employment during the Employment Period for "Cause".  For purposes of this Agreement, "Cause" means (i) an act or acts of personal dishonesty taken by the Executive and intended to result in

substantial personal enrichment of the Executive at the expense of the Company, (ii) repeated violations by the Executive of the

Executive's obligations under Section 4(a) of this Agreement (other than as a result of incapacity due to physical or mental illness)

which are demonstrably willful and deliberate on the Executive's part, which are committed in bad faith or without reasonable belief that such violations are in the best interests of the Company and which are not remedied in a reasonable period of time after receipt of written notice from the Company or (iii) the conviction of the

Executive of a felony involving moral turpitude.

     (c)  Good Reason.  The Executive's employment may be

terminated during the Employment Period by the Executive for Good

Reason.  For purposes of this Agreement, "Good Reason" means:

               (i)  the assignment to the Executive of any

     duties inconsistent in any respect with the Executive's

     position (including status, offices, titles and reporting

     requirements), authority, duties or responsibilities as

     contemplated by Section 4(a) of this Agreement, or any

     other action by the Company which results in a diminution

     in such position, authority, duties or responsibilities,

     excluding for this purpose an isolated, insubstantial and

     inadvertent action not taken in bad faith and which is

     remedied by the Company promptly after receipt of notice

     thereof given by the Executive;

          (ii) any failure by the Company to comply with any

     of the provisions of Section 4(b) of this Agreement,

     other than an isolated, insubstantial and inadvertent

     failure not occurring in bad faith and which is remedied

     by the Company promptly after receipt of notice thereof

     given by the Executive;

          (iii)     the Company's requiring the Executive to

     be based at any office or location other than that

     described in Section 4(a)(i)(B) hereof;

          (iv) any purported termination by the Company of the

     Executive's employment otherwise than as expressly

     permitted by this Agreement; or

          (v)  any failure by the Company to comply with and

     satisfy Section 11(c) of this Agreement.

     For purposes of this Section 5(c), any good faith

determination of "Good Reason" made by the Executive shall be conclusive.

     Anything in this Agreement to the contrary notwithstanding, a termination by the Executive for any reason during the 90 day period immediately following the first anniversary of the Effective

Date shall be deemed to be a termination for Good Reason for all purposes of this Agreement.

     (d)  Notice of Termination.  Any termination by the Company for Cause or by the Executive for Good Reason shall be communicated by Notice of Termination to the other party hereto given in

accordance with Section 12(b) of this Agreement.  For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this

Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice,

specifies the termination date (which date shall be not more than fifteen days after the giving of such notice).  The failure by the

Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good

Reason or Cause shall not waive any right of the Executive or the

Company hereunder or preclude the Executive or the Company from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

     (e)  Date of Termination.  "Date of Termination" means the date of receipt of the Notice of Termination or any later date specified therein, as the case may be; provided  however, that (i)

if the Executive's employment is terminated by the Company other than for Cause, death or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and (ii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

     6.   Obligations of the Company upon Termination.

     (a)  Death.  If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, this

Agreement shall terminate without further obligations to the

Executive's legal representatives under this Agreement, other than for (i) payment of the sum of the following amounts:  (A) the

Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid, (B) the product of (I) the Highest

Annual Bonus and (II) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of

Termination, and the denominator of which is 365, (C) the Special

Bonus, if due to the Executive pursuant to Section 4(b)(iii), to the extent not theretofore paid, and (D) any compensation

previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued bonus amounts or vacation pay, in each case, to the extent not yet paid by the

Company (the amounts described in subparagraphs (A), (B), (C) and

(D) are hereafter referred to as "Accrued Obligations" and shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination), (ii)

for the remainder of the Employment Period, or such longer period as any plan, program, practice or policy may provide, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided in accordance with the applicable plans, programs  practices and policies described in Section 4(b)(v) of this Agreement as if the

Executive's employment had not been terminated in accordance with the most favorable plans, practices, programs or policies of the

Company and its affiliated companies as in effect and applicable generally to other peer executives and their families during the one year period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect at any time

thereafter with respect to other peer executives of the Company and its affiliated companies and their families (such continuation of such benefits for the applicable period herein set forth shall be hereinafter referred to as "Welfare Benefit Continuation") (for purposes of determining eligibility of the Executive for retiree benefits pursuant to such plans, practices, programs and policies,

the Executive shall be considered to have remained employed until the end of the Employment Period and to have retired on the last day of such period), and (iii) payment to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination of an amount equal to the sum of the

Executive's Annual Base Salary and the Highest Annual Bonus.

Subject to the provisions of Section 9 hereof, but, otherwise,

anything herein to the contrary notwithstanding, the Executive's family shall be entitled to receive benefits at least equal to the most favorable benefits provided by the Company and any of its affiliated companies to surviving families of peer executives of the Company and such affiliated companies under such plans,

programs, practices and policies relating to family death benefits,

if any, as in effect with respect to other peer executives and their families at any time during the one year period immediately preceding the Effective Date or, if more favorable to the Executive and/or the Executive's family, as in effect on the date of the

Executive's death with respect to other peer executives of the

Company and its affiliated companies and their families.

     (b)  Disability.  If the Executive's employment is terminated by reason of the Executive's Disability during the Employment

Period, this Agreement shall terminate without further obligations to the Executive, other than for (i) payment of the Accrued

Obligations (which shall be paid in a lump sum in cash within 30 days of the Date of Termination), (ii) the timely payment and provision of the Welfare Benefit Continuation, and (iii) payment to the Executive in a lump sum in cash within 30 days of the Date of

Termination of an amount equal to the sum of the Executive's Annual

Base Salary and the Highest Annual Bonus.  In addition, the Company shall transfer to the Executive the insurance policy written with respect to the Executive under the Company's Group Term Life

Insurance Policy for Executive Officers and the right to the full cash surrender value thereof.  Subject to the provisions of Section

9 hereof, but, otherwise, anything herein to the contrary

notwithstanding, the Executive shall be entitled after the

Disability Effective Date to receive disability and other benefits at least equal to the most favorable of those provided by the

Company and its affiliated companies to disabled executives and/or their families in accordance with such plans, programs, practices and policies relating to disability, if any, as in effect with respect to other peer executives and their families at any time during the one year period immediately preceding the Effective Date or, if more favorable to the Executive and/or the Executive's family, as in effect at any time thereafter with respect to other peer executives of the Company and its affiliated companies and their families.

     (c)  Cause, Other than for Good Reason.  If the Executive's employment shall be terminated by the Company for Cause or by the

Executive other than for Good Reason (and other than by reason of his death or disability) during the Employment Period, this

Agreement shall terminate without further obligations to the

Executive other than the obligation to pay to the Executive Annual

Base Salary through the Date of Termination, plus the amount of any compensation previously deferred by the Executive and any accrued bonus amounts or vacation pay, in each case, to the extent

theretofore unpaid.  In such case, such amounts shall be paid to the Executive in a lump sum in cash within 30 days of the Date of

Termination.  The Executive shall, in such event, also be entitled to any benefits required by law that are not otherwise provided by this Agreement.

     (d)  Good Reason; Other Than for Cause or Disability.  If,

during the Employment Period, the Company shall terminate the

Executive's employment other than for Cause, death or Disability,

or if the Executive shall terminate employment under this Agreement for Good Reason:

          (i)  the Company shall pay to the Executive in a

     lump sum in cash within 30 days after the Date of

     Termination the aggregate of the following amounts:

               A.   all Accrued Obligations; and

               B.   the amount (such amount shall be

     hereinafter referred to as the "Severance Amount") equal

     to one dollar ($1.00) less than the product of (I) three

     (3) and (II) the Executive's "base amount" as defined in

     Section 280G(b)(3) of the Internal Revenue Code of 1986,

     as amended (the "Code").

          (ii) the Company shall timely pay and provide the

     Welfare Benefit Continuation, provided, however, that if

     the Executive becomes reemployed with another employer

     and is eligible to receive medical or other welfare

     benefits under another employer provided plan, the

     medical or other welfare benefits described herein shall

     be secondary to those provided under such other plan

     during such applicable period of eligibility; and

          (iii)     to the extent not theretofore paid or

     provided, the Company shall timely pay or provide to the

     Executive and/or the Executive's family any other amounts

     or benefits required to be paid or provided or which the

     Executive and/or the Executive's family is eligible to

     receive pursuant to this Agreement and under any plan,

     program, policy or practice or contract or agreement of

     the Company and its affiliated companies as in effect and

     applicable generally to other peer executives of the

     Company and its affiliated companies and their families

     (such other amounts and benefits shall be hereinafter

     referred to as the "Other Benefits"); and

          (iv) all unvested options or stock appreciation

     rights which Executive then holds to acquire securities

     from the Company shall be immediately and automatically

     exercisable as of the Effective Date, and the Executive

     shall have the right to exercise any such options or

     stock appreciation rights for a period of one year after

     the Date of Termination.  Notwithstanding the foregoing,

     until two years from the date of this Agreement, such

     options and/or stock appreciation rights shall not be

     accelerated if such acceleration would result in the

     failure of a transaction which has been approved by the

     Continuing Directors (as defined in the Company's

     charter) and entered into by the Company to qualify as a

     pooling for accounting purposes; and

          (v)  the Company shall transfer to the Executive the

     insurance policy written with respect to the Executive

     under the Company's Group Term Life Insurance Policy for

     Executive Officers and the right to the full cash

     surrender value thereof.

     7.   Non-exclusivity of Rights.  Except as provided in Section

6, nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plans, programs, policies or practices, provided by the

Company or any of its affiliated companies and for which the

Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any other agreements with the Company or any of its affiliated companies.

Amounts which are vested benefits or which the Executive is

otherwise entitled to receive under any plan, policy, practice or program of the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in

accordance with such plan, policy, practice or program except as explicitly modified by this Agreement.

     8.   Full Settlement.  (a)  The Company's obligation to make

the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-

off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others.

In no event shall the Executive be obligated to seek other

employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, except as provided in Section 6(d)(ii), such amounts shall not be reduced whether or not the Executive obtains other employment.  The Company agrees to pay promptly as incurred,

to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest

(regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under,

any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement, unless a court of competent jurisdiction determines that the Executive made such effort in bad faith), plus in each case interest at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

     (b)  If there shall be any dispute between the Company and the

Executive (i) in the event of any termination of the Executive's employment by the Company, whether such termination was for Cause,

or (ii) in the event of any termination of employment by the

Executive, whether Good Reason existed, then, unless and until there is a final, nonappealable judgment by a court of competent jurisdiction declaring that such termination was for Cause or that the determination by the Executive of the existence of Good Reason was not made in good faith, the Company shall pay all amounts, and provide all benefits, to the Executive and/or the Executive's family or other beneficiaries, as the case may be, that the Company would be required to pay or provide pursuant to Section 6(d) as though such termination were by the Company without Cause, or by the Executive with Good Reason; provided, however, that the Company shall not be required to pay any disputed amount pursuant to this paragraph except upon receipt of an undertaking by or on behalf of the Executive to repay all such amounts to which the Executive is ultimately adjudged by such court not to be entitled.

     9.   Certain Reduction in Payments by the Company.

     (a)  Anything in this Agreement to the contrary

notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the

Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a "Payment"),

would be nondeductible by the Company for Federal income tax purposes because of Section 280G of the Code or would subject the

Executive to the excise tax imposed by Section 4999 of the Code,

then the aggregate present value of amounts payable or

distributable to or for the benefit of the Executive pursuant to this Agreement (such payments or distributions pursuant to this

Agreement are hereinafter referred to as "Agreement Payments")

shall be reduced (but not below zero) to the Reduced Amount.  The

"Reduced Amount" shall be one dollar less than an amount expressed in present value which maximizes the aggregate present value of

Agreement Payments but which does not result in any of the amount paid to the Executive being not deductible by reason of Section

280G of the Code or subject to the excise tax imposed by Section

4999 of the Code.  For purposes of this Section 9, present value shall be determined in accordance with Section 280G(d)(4) of the

Code.

     (b)  All determinations required to be made under this Section

9 shall be made by Arthur Andersen LLP (or its successor) unless such firm shall be the accounting firm of the individual, entity or group effecting the Change of Control or any affiliate of the

Company at the Date of Termination, in which case such

determinations shall be made by an accounting firm of national standing agreed to by the Company and the Executive, or, if the

Company does not so agree within 10 days of the Date of

Termination, such an accounting firm shall be selected by the

Executive (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the date such firm is selected or such earlier time as is requested by the Company and an opinion to the

Executive that he has substantial authority not to report any

Excise Tax on his Federal income tax return with respect to any

Agreement Payments.  Any such determination by the Accounting Firm shall be binding upon the Company and the Executive.  Within five business days of the determination by the Accounting Firm as to the

Reduced Amount, the Company shall pay to or distribute to or for the benefit of the Executive such amounts as are then due to the

Executive under this Agreement.

     (c)  As a result of the uncertainty in the application of

Section 280G of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Agreement

Payments will have been made by the Company which should not have been made ("Overpayment") or that additional Agreement Payments which will not have been made by the Company could have been made

("Underpayment"), in each case, consistent with the calculations required to be made hereunder.  In the event that the Accounting

Firm, based upon the assertion of a deficiency by the Internal

Revenue Service against the Executive which the Accounting Firm believes has a high probability of success determines that an

Overpayment has been made, any such Overpayment paid or distributed by the Company to or for the benefit of the Executive shall be treated for all purposes as a loan ab initio to the Executive which the Executive shall repay to the Company together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code.  In the event that the Accounting Firm, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code.

     10.  Confidential Information.  The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective

businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement).  After termination of the

Executive's employment with the Company, the Executive shall not,

without the prior written consent of the Company or as may

otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.  In no event shall an asserted violation of the provisions of this Section 10 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

     11.  Successors.  (a) This Agreement is personal to the

Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution.  This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

     (b)  This Agreement shall inure to the benefit of and be

binding upon the Company and its successors and assigns.

     (c)  The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.  As used in this

Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law,

or otherwise. In addition, the Executive shall be entitled, upon exercise of any outstanding stock options or stock appreciation rights of the Company, to receive in lieu of shares of the

Company's stock, shares of such stock or other securities of such successor as the holders of shares of the Company's stock received pursuant to the terms of the merger, consolidation or sale.

     12.  Miscellaneous.  (a) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of

Massachusetts, without reference to principles of conflict of laws.

The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.  This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

     (b)  All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested,

postage prepaid, addressed as follows:


     If to the Executive:

        William J. Frain
        17 Old Town Road
        Beverly, MA  01915

     If to the Company:

        Vivid Technologies, Inc.
        10E Commerce Way
        Woburn, Massachusetts 01801
        Attention:  S. David Ellenbogen

or to such other address as either party shall have furnished to the other in writing in accordance herewith.  Notices and

communications shall be effective when actually received by the addressee.

     (c)  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     (d)  The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or

regulation.

     (e)  The Executive's or the Company's failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision thereof.

     (f)  This Agreement contains the entire understanding of the

Company and the Executive with respect to the subject matter hereof and by entering into this Agreement the Executive waives all rights he may have under the Company's separation policy, provided that if the Company's separation policy would provide greater benefits to the Executive than this Agreement, than the Executive may elect to receive benefits under the Company's separation policy in lieu of the benefits provided hereunder.

     (g)  The Executive and the Company acknowledge that, except as may otherwise be provided under any other written agreement between the Executive and the Company, prior to the Effective Date, the employment of the Executive by the Company is "at will" and may be terminated by either the Executive or the Company at any time.

Moreover, if prior to the Effective Date,  (i) the Executive's employment with the Company terminates, or (ii) the Board

determines by majority vote that the Executive shall cease to be an officer of the Company, then the Executive shall have no further rights under this Agreement, unless, in the case of (ii), the Board otherwise determines that this Agreement shall remain in effect.

Notwithstanding anything contained herein, if, during the

Employment Period, the Executive shall terminate employment with the Company other than for Good Reason, the Executive shall have no liability to the Company.

     IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the

Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

                                   VIVID TECHNOLOGIES, INC.

                                   By: /s/ S. David Ellenbogen
                                   Name:S. David Ellenbogen
                                   Title: Chief Executive Officer

                                   EXECUTIVE

                                   /s/ William J. Frain
                                   William J. Frain